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                                                                    EXHIBIT 99.1

            LETTER TO THE COMMISSION PURSUANT TO TEMPORARY NOTE 3T



                  ENSTAR INCOME/GROWTH PROGRAM Five-A, L.P.
                           12405 Powerscourt Drive
                          St. Louis, Missouri 63131







                                March 29, 2002




Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

        Pursuant to temporary note 3T, Enstar Income/Growth Program Five-A, L.P. has obtained a letter of representation from Arthur Andersen stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to the audit.

                                Very truly yours,


                                ENSTAR COMMUNICATIONS
                                  CORPORATION, General Partner of
                                  Enstar Income/Growth Program Five-A,
                                  L.P.


                                By: /s/  Paul E. Martin
                                   -------------------------------------
                                 Name:   Paul E. Martin
                                 Title:  Vice President and Corporate
                                         Controller (Principal Financial
                                         Officer and Principal Accounting
                                         Officer)